EXHIBIT 3.12

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)	Filed in the Office of /s/ Barbara K. Cegavske Secretary of State State of Nevada	Business Number
E0717912007-6
Filing Number
20160329427-66
Filed On
7/26/2016
Number of Pages
3

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Singlepoint, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article IV(4) of the Articles of Incorporation is amended, in relevant part, to provide:

“The aggregate number of shares the corporation shall be authorized to issue shall be one billion (1,000,000,000) shares of common stock, par value $0.001 per share.”

The remainder of Article IV was not amended.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case

of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:	569,098,595

4. Effective date and time of filing: (optional)	Date:	7/1/16	Time:	12:01 am
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X /s/ Greg Lambrecht
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

SINGLEPOINT INC

***************

The undersigned hereby certifies on behalf of SINGLEPOINT INC, a corporation duly organized and existing under the laws of the State of Nevada (the "Corporation") that:

1. The undersigned is the secretary of the Corporation.

2. The 1st sentence of Article 4. of the Corporation's Articles of Incorporation is amended to read as follows:

IV.

"The aggregate number of shares the corporation shall be authorized to issue shall be one billion (1,000,000,000) shares of common stock, par value $0.001 per share."

3. The foregoing amendment has been duly approved by the Board of Directors.

4. The foregoing amendment has been duly approved by the required vote of the shareholders in accordance with Nevada Business Corporation Act.

I further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of our own knowledge.

2

IN WITNESS WHEREOF, the undersigned officers have signed this Certificate of Amendment of Articles of Incorporation this 11 day of July 2016.

/s/ Greg Lambrecht
Name:	Greg Lambrecht
Title:	Secretary

Prepared by:

Adam S. Tracy, Esq.

Securities Compliance Group, Ltd.

2100 Manchester Road Suite 615

Wheaton, IL 60187

(888) 978-9901

at@ibankattorneys.com

3